UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

VALERO ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On January 25, 2011, the Board of Directors (“Board”) of Valero Energy Corporation (the “Company”) elected Randall J. Weisenburger and Rayford Wilkins, Jr. to the Board. On January 25, 2011, the Company issued a press release announcing the elections of Mr. Weisenburger and Mr. Wilkins. A copy of the press release is attached hereto as Exhibit 99.01.

Upon their election to the Board, each of Mr. Weisenburger and Mr. Wilkins was awarded 6,205 restricted shares of Valero common stock in accordance with the terms of the Company’s Restricted Stock Plan for Non-Employee Directors. The shares will vest annually in equal one-third increments on the dates of the next three annual meetings of the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Valero Energy Corporation Restricted Stock Plan for Non-Employee Directors, as amended - incorporated by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K/A dated July 11, 2007, and filed September 18, 2007.

10.02	Form of Restricted Stock Agreement — incorporated by reference to Exhibit 10.03 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

99.01	Press release dated January 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: January 26, 2011	By: /s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

3